                                                                     Exhibit 3.2

                                  AMENDMENT TO

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              UNITED CAPITAL CORP.

                          It is hereby certified that:

     1.  (a)  The  present  name  of the  corporation  (hereinafter  called  the
"Corporation") is UNITED CAPITAL CORP.

         (b)  The name under which the Corporation  was originally  incorporated is  METROPOLITAN  CONSOLIDATED  INDUSTRIES,  INC.,  and the date of  filing  the original  Certificate of  Incorporation of the Corporation with the Secretary of
State of the State of Delaware is October 31, 1980.

     2. The  Certificate  of  Incorporation  was  restated on June 8, 1993.  The
Restated  Certificate of  Incorporation  of the Corporation is hereby amended by striking out Article  FOURTH:  A thereof and by substituting in lieu thereof new
Article FOURTH: A which shall provide as follows:

          "The total number of shares which the Corporation  shall be authorized to issue is 17,500,000,  all of which shall  be
           Common Stock of the par value of $.10 per share."

     3. This  Amendment to the Restated  Certificate of  Incorporation  shall be effective upon filing.

     4. All other provisions of the Restated  Certificate of Incorporation shall remain in full force and effect.

     5. The  Amendment  to the  Restated  Certificate  of  Incorporation  of the
Corporation  effected by this  Certificate  was duly  authorized by the Board of
Directors of the Corporation in accordance with the provisions of Section 242 of the General  Corporation  Law of the State of Delaware,  and by the  affirmative vote by the holders of a majority of the outstanding shares of the Corporation's outstanding  capital  stock  entitled  to vote  thereon  by  written  consent in accordance with the provisions of Section 228 of the General  Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF,  the undersigned has executed this Certificate this 4th day of August, 2003.

                                            UNITED CAPITAL CORP.

                                            By: /s/ Anthony J. Miceli
                                                --------------------------------
                                                    Anthony J. Miceli